EXHIBIT (j)






                          INDEPENDENT AUDITORS' REPORT



The Board of Trustees of Norwest Advantage Funds

We consent to the use of our reports for the Norwest Advantage Funds, dated July 16, 1999, incorporated herein by reference, and to the references to our firm under the headings "Financial Highlights" in the prospectuses and "Independent Auditors" and "Financial Statements" in the statements of additional information.

We also consent to the use of our reports for Core Trust (Delaware), dated July 16, 1999, incorporated herein by reference.

                                              KPMG LLP
Boston, Massachusetts
September 16, 1999